UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

Trex Company, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trex Company, Inc.

160 Exeter Drive

Winchester, Virginia 22603-8605

SUPPLEMENT TO PROXY STATEMENT

FOR

THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, May 4, 2023

This supplement, dated March 28, 2023 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) filed by Trex Company, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on March 21, 2023 and made available to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), scheduled to be held on Thursday, May 4, 2023, at 9:00 a.m. Eastern Time. This Supplement is being filed with the SEC and made available to stockholders on or about March 29, 2023. Stockholders of record at the close of business on March 8, 2023 are entitled to vote at the Annual Meeting.

The Company mailed the Proxy Statement to stockholders on or about March 21, 2023. The Proxy Statement included a table on Page 7 that summarized the standard of voting that applies to each of the Company’s five (5) proposals presented to stockholders for the Annual Meeting (the “Voting Standards Information”). Subsequent to the date the Proxy Statement was made available to stockholders, the Company determined that it would be helpful to update the Voting Standards Information to provide additional clarity concerning the voting standards that apply to each proposal. Accordingly, the table set forth below updates, and restates for convenience of reference, the Voting Standards Information.

The following vote shall be required for approval of each of the following matters:

Voting Matter	Standard Required

Proposal 1: Election of three directors.

Majority, which means nominees for the Board of Directors will be elected if more votes are cast in favor of a nominee than are cast against such nominee by the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors. As this proposal is considered a “non-routine” matter, brokers may vote their shares on the election of directors only if they have voting instructions from the beneficial owners of the shares.

In the event a nominee does not receive a majority of the votes cast on such nominee’s election, our Bylaws provide that the nominee must immediately submit a written offer of resignation to the Board. Within 60 days after the certification of the election results, the Nominating/Corporate Governance Committee will consider the director’s offer of resignation and recommend to the Board whether to accept the resignation or reject it. The Board will act on such recommendation within 90 days following receipt of the certification of the election results. If a director’s resignation is not accepted by the Board, then the director who tendered that resignation will continue to serve on the Board until the 2024 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Proposal 2: Non-binding advisory vote on executive compensation (“say-on-pay”);

Proposal 4: Approve the Trex Company Inc. 2023 Stock Incentive Plan; and

Proposal 5: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2023 fiscal year.

Majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions from voting on any of these proposal will have the same effect as a vote against such proposal. Brokers may vote their shares on the say-on-pay proposal and the approval of the 2023 Stock Incentive Plan only if they have voting instructions from the beneficial owners of the shares, and in the case of ratification of the appointment of the Company’s independent registered public accounting firm, brokers may vote their shares on this proposal even if they have not received instructions (ratification of the appointment of the independent registered public accounting firm is considered a “routine” matter for which a broker may exercise discretionary voting power). With respect to Proposal 2 and Proposal 4, as these proposals are considered “non-routine” matters, broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome. With respect to Proposal 5, as this proposal is considered a “routine” matter, we do not expect any “broker non-votes” in connection therewith.

Proposal 3: Non-binding advisory vote on the frequency of future advisory votes on the compensation of named executive officers (“say-on-frequency”).

Majority. The option of one year, two years, or three years, that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Brokers may vote their shares on this proposal so long as they have voting instructions from the beneficial owners of the shares. With respect to Proposal 3, as this proposal is considered a “non‐routine matter, broker non‐votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome. Abstentions will not be treated as votes cast on the matter and have no effect on the outcome of the matter.

In addition to the table above, the Company is also clarifying the effect of abstentions as set forth under the Approval of Proposal 2 and the Approval of Proposal 4:

Approval of Proposal 2

Approval of this proposal will require the affirmative vote of holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Unless authority to do so is withheld, it is the intention of the persons named in the proxy to vote such proxy FOR this proposal. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Brokers may vote their shares on this proposal if they have voting instructions from the beneficial owners of the shares. Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome.

The Board unanimously recommends that the stockholders of the Company vote FOR the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

Approval of Proposal 4

For Delaware law purposes, approval of the 2023 Plan requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Brokers may vote their shares on this proposal if they have voting instructions from the beneficial owners of the shares. Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome.

The Board unanimously recommends that the stockholders of the Company vote FOR approval of the Trex Company, Inc. 2023 Stock Incentive Plan.

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. However, to the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information contained herein supersedes such information contained in the Proxy Statement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting. The Proxy Statement contains other important additional information. Accordingly, we encourage you to carefully read this Supplement together with the Proxy Statement. From and after the date of this Supplement, any and all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement, as supplemented hereby, and submit your proxy or voting instructions as soon as possible. If you have already returned your Proxy Card or provided voting instructions to your broker, you do not need to take any action unless you wish to change your vote.